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                                                                    EXHIBIT 99.1

[HYBRIDON LOGO]

                              FOR IMMEDIATE RELEASE

Contacts:

Hybridon, Inc.                               Noonan Russo Presence Euro RSCG
617-679-5500, x5517                          212-845-4269
Robert G. Andersen                           Brian Ritchie (media and investors)
E-mail:  randersen@hybridon.com


HYBRIDON, INC. ANNOUNCES FINANCIAL RESULTS FOR 2002

CAMBRIDGE, MA, APRIL 2, 2003 - Hybridon, Inc. (OTC Bulletin Board: HYBN.OB) announced today its financial results for 2002. For the twelve months ended December 31, 2002, the Company's revenue was $30.3 million as compared with $1.7 million for the same period in 2001. The $30.3 million in revenue included $27.9 million in revenue derived from a one-time recognition of previously deferred revenue received under a Collaboration and License Agreement with Isis Pharmaceuticals, Inc. Net income applicable to common stockholders was $12.7 million or $0.27 per basic share for the period as compared with a loss applicable to common stockholders of $13.7 million or $0.44 per basic share for 2001. The Company had more than $20 million in cash, cash equivalents and investments at year end.

Research and development expenditures for 2002 increased to $7.9 million from $4.9 million for the same period in 2001. This increase was primarily attributable to advancement of the Company's drug development program in 2002, including clinical trials of GEM(R)231, Hybridon's 2nd generation antisense compound for solid tumor cancers, and the expansion of pre-clinical activity related to Hybridon's immunomodulatory oligonucleotide (IMO(TM)) program leading to an IND filing for HYB2055. General and administrative expenses increased to $7.1 million in 2002 from $5.1 million in 2001. The $2 million increase was due to recognition of $2.1 million of deferred expenses as a result of the August, 2002 amendment to the Collaboration and License agreement with Isis. Interest expense for 2002 decreased to $0.2 million from $1.3 million in 2001 as a
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result of note conversions and repayments undertaken to streamline the Company's balance sheet in 2001.

"As a company we made significant progress in 2002 and laid the groundwork for achievements in 2003," said Stephen R. Seiler, Hybridon's Chief Executive Officer. "We have established Hybridon as a leader in the discovery and development of therapeutics based on synthetic DNA. Among the highlights of last year are:

      - The commencement of a phase 1/2 clinical trial in cancer patients using a combination of GEM(R)231, Hybridon's 2nd generation antisense compound, and Camptosar(R).

      - The selection of HYB2055 as the lead compound in our IMO(TM) therapeutics program.

      - The signing of two collaboration and licensing agreements regarding our antisense technology. Our partners in the collaborations are Micrologix Biotechnology, Inc. and Aegera Therapeutics Inc.

      - Ending the year with more than $20 million in cash, cash equivalents and investments, which puts us in a position aggressively to pursue our goals for 2003.

      - The addition to our board of directors of William S. Reardon, CPA and Georges Anthony Marcel, M.D., Ph.D. Bill is a retired audit partner of PricewaterhouseCoopers LLP, where he led the Life Science Industry Practice for New England and the Eastern United States. Tony's previous experience includes roles as President and CEO of the French subsidiary of Amgen, Inc. and CEO of Laboratoires Roussel. He is a member of the Gene Therapy Committee of the French Medicines Agency, which is the French equivalent of the U.S. Food and Drug Administration. He is also a Member of the Board of St. Honore Vie et Sante, a healthcare investment fund of the Rothschild Group."

"All of us at Hybridon look forward eagerly to exploiting and expanding on our leadership in synthetic DNA-based therapeutics by developing important new drugs to prevent, treat and cure disease," concluded Mr. Seiler.

ABOUT HYBRIDON

Hybridon, Inc. is a leader in the discovery and development of novel therapeutics and diagnostics, using synthetic DNA. The Company now has
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four technology platforms: 1) Immunomodulatory oligonucleotide (IMO(TM))
compounds that use synthetic DNA to modulate responses of the immune system; 2) Antisense technology which uses synthetic DNA to block the production of disease-causing proteins at the cellular level; 3) Synthetic DNA to enhance the antitumor activity of certain marketed anticancer drugs, thereby increasing their effectiveness; and 4) Cyclicon(TM) technology that uses novel synthetic DNA structures for identifying gene function for target validation and drug discovery.

This press release contains forward-looking statements concerning Hybridon that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, "believes," "anticipates," "plans," "expects," "estimates," "intends," "should," "could," "will," "may," and similar expressions are intended to identify forward-looking statements.

There are a number of important factors that could cause Hybridon's actual results to differ materially from those indicated by such forward-looking statements including risks as to whether results obtained in preclinical studies, such as the results referred to in this press release, will be indicative of results obtained in future preclinical studies or clinical trials, or warrant further clinical trials and product development; whether products based on Hybridon's technology will advance through the clinical trial process and receive approval from the US Food and Drug Administration or equivalent foreign regulatory agencies; whether, if such products receive approval, they will be successfully distributed and marketed; whether the patent and patent applications owned or licensed by Hybridon will protect the Company's technology and prevent others from infringing it; whether Hybridon's cash resources will be sufficient to fund product development and such other important factors as are set forth under the caption "Risk Factors" in Hybridon's Annual Report on Form 10-K for the year ended December 31, 2002, which important factors are incorporated herein by reference.

These forward-looking statements should not be relied upon as representing Hybridon's views as of any date subsequent to the date of this release and Hybridon disclaims any obligation to update these forward-looking statements.

This and other Hybridon press releases can be found at http://www.hybridon.com and http://www.nrp-euro.com.

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                                 Hybridon, Inc.
                 Consolidated Condensed Statement of Operations
                      (In thousands except per share data)

                                                      Year Ended December 31,
                                                --------------------------------
                                                   2002                  2001
                                                ----------            ----------
Revenues                                        $   30,256            $    1,699
Operating Expenses:
   Research & Development                            7,877                 4,868
   General & Administrative                          7,054                 5,051
   Stock-based Compensation                         (1,297)                1,762
   Interest Expense                                    150                 1,319
                                                ----------            ----------
  Total Operating Expenses                          13,784                13,000
Gain from Sale of Securities, net                     ----                 5,217
Income (Loss) from Discontinued
  Operations                                          ----                 2,663
Income Tax Credit (provision)                          500                  (500)
Extraordinary Loss from Conversion
  of 8% Notes                                         ----                (1,412)
                                                ----------            ----------
Net Income (Loss)                               $   16,972            $   (5,333)
Accretion of Preferred Stock Dividends              (4,246)               (8,342)
                                                ----------            ----------
Net Income (Loss) To Common
    Stockholders                                $   12,726            $  (13,675)
                                                ==========            ==========
Net Income (Loss) Per Common Share

    Basic                                       $     0.27            $    (0.44)
                                                ==========            ==========
    Diluted                                     $     0.24            $    (0.44)
                                                ==========            ==========
Shares Used In Computing Net
    Income (Loss) Per Common Share

    Basic                                           46,879                30,820
                                                ==========            ==========
    Diluted                                         52,984                30,820
                                                ==========            ==========

                    Consolidated Condensed Balance Sheet Data
                                 (In thousands)

                                                         At December 31,
                                                --------------------------------
                                                   2002                  2001
                                                ----------            ----------
Cash, Cash Equivalents
    and Short-Term Investments                  $   19,175            $   31,834
Long-term Investments                                  941                  ----
Receivables and Other Assets                         1,133                   475
                                                ----------            ----------
Total Assets                                    $   21,249            $   32,309
                                                ==========            ==========
Current Liabilities                             $    2,136            $    4,906
9% Note Payable                                      1,306                 1,306

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
Deferred Revenue                                       363                26,130
Total Stockholders' Equity                          17,444                   (33)
                                                ----------            ----------
Total Liabilities and
Stockholder's Equity                            $   21,249            $   32,309
                                                ==========            ==========